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                                                                   EXHIBIT 10.26

                              CONSULTING AGREEMENT

         This Consulting Agreement (this "Agreement") is entered into as of this 1st day of SEPTEMBER, 2004 by and between CTI MOLECULAR IMAGING, INC. ("CTI"), a Delaware corporation, and THOMAS J. HOOK ("Hook"), a resident of Knoxville, Tennessee.

                                   WITNESSETH:

         WHEREAS, Hook is employed by CTI as President of P.E.T.Net Pharmaceuticals, Inc., President of CTI Solutions Group and Corporate Vice President of CTI pursuant to an employment contract entered into on July 19, 2002 (the "Contract"); and

         WHEREAS, Hook has elected to resign his employment with CTI because he is more interested in the device and capital equipment business than in the future bio-marker business anticipated of CTI, he has an important family need to live in Buffalo, New York, and he believes he can continue to make the maximum contribution to CTI by assuming a strategic advisory role in the Company; and

         WHEREAS, CTI accepts Hook's resignation; and

         WHEREAS, the directors of CTI would like to recognize the high level of contributions of Hook to CTI by offering him a severance package and placing him in a strategic consulting role.

         NOW, THEREFORE, in consideration of the severance payments and other benefits as set forth herein, the mutual covenants and premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. RESIGNATION. Hook hereby resigns his employment with CTI and as President of P.E.T.Net Pharmaceuticals, Inc., President of CTI Solutions Group and Corporate Vice President of CTI, effective September 1, 2004. The Contract is hereby terminated and Hook forfeits all rights and benefits pursuant to the Contract, unless expressly provided to the contrary in this Agreement.

         2. SEVERANCE PAYMENT. In consideration of the release of claims and other promises by Hook as set forth herein, CTI will pay Hook One Hundred Fifty Thousand Dollars ($150,000.00), less all applicable withholdings, on October 1, 2004 as severance pay. This $150,000.00 includes all accrued unused paid time off and vacation to which Hook may be entitled. CTI will also continue to pay for Hook's health insurance, under the same terms and conditions that applied on September 1, 2004, through September 30, 2004. After September 30, 2004, Hook will have the right to continue his health insurance under the CTI health insurance plan pursuant to the applicable COBRA requirements. In addition, CTI will continue to pay for Hook's apartment in Knoxville and the storage of his personal property in Knoxville until October 1, 2004. The compensation and benefits set forth in this paragraph represent complete and final payment to Hook for his services as an employee of CTI, and Hook agrees that he is not entitled to any further payments or benefits from CTI as a result of his employment (non-consultant) relationship.

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         3.     CONSULTING ROLE. Effective September 1, 2004, Hook will serve as
Strategic Advisor to the President and CEO of CTI. Hook will remain in this capacity from September 1, 2004 until September 1, 2006, unless either party terminates the relationship pursuant to written notice sent thirty (30) days in advance of the date of termination. As Strategic Advisor, Hook will work a minimum of twenty-five (25) hours per month for CTI. Throughout his service as Strategic Advisor, Hook will provide his best efforts to CTI and will publicly and privately provide positive support to CTI and its officers and directors.

         Hook's initial work plan as Strategic Advisor shall include, but may not be limited to, the following tasks:

         a.       Continue to participate on Company two strategic plans;

         b.       Finalize CTI Solutions' budget for fiscal year 2005; and

         c. Prepare a retention plan for Joe Sardano, Tom Welch, Joan Washburn and Chris Behrenbruch.

The work plan will be redefined quarterly based on a review between the President and CEO of CTI and Hook. Additionally, Hook will perform such other tasks as Strategic Advisor as may be assigned to him from time to time by the President and CEO of CTI. The parties agree that, by serving in this capacity, Hook will be providing substantial services to CTI.

         4. COMPENSATION. As Strategic Advisor, Hook will be paid the amount of Twenty-Five Thousand Dollars ($25,000.00) in a lump sum at the end of each quarter. In the event either party terminates the Agreement prior to the expiration of a quarter, Hook's compensation will be reduced on a pro-rata basis for that quarter. All payments sent to Hook pursuant to this Agreement will be sent to Hook's address as provided herein. Except for reasonable expenses that may be incurred pursuant to paragraph 14 herein, the compensation described in this paragraph includes all amounts to be paid by CTI to Hook for his work as Strategic Advisor, and Hook shall not be entitled to any other payments from CTI. CTI will reimburse Tom Hook for any reasonable expenses associated with his consulting.

         5. STATUS AS INDEPENDENT CONTRACTOR. While serving CTI as Strategic Advisor, Hook will be an independent contractor. As such, Hook will not be considered an employee of CTI for federal tax purposes or any other purposes. CTI shall not deduct withholding taxes, FICA or any taxes required to be deducted by an employer, and Hook agrees that he shall be responsible to pay any and all such taxes as an independent contractor. CTI will have no obligations with respect to Hook that it might otherwise have at law with respect to regular employees. Hook will not be entitled, among other things, to share in employee benefits available for regular employees of CTI, including but not limited to, fringe benefits, pension, retirement, profit-sharing, bonus plans, unemployment benefits or workers' compensation. CTI agrees to record Hook's annual earnings at the end of the year on an Internal Revenue Service Form 1099. A copy of the Form 1099 will be provided to the Internal Revenue Service and to Hook.

         6. STOCK OPTIONS. Effective September 1, 2004, Hook will forfeit all vested and unvested unrestricted stock options that have not yet been exercised. Hook will retain the



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unvested portion of the restricted stock granted to him in the Contract.
One-half of these unvested restricted shares will vest on September 1, 2005 and the other half will vest on September 1, 2006, provided that Hook has fully and completely complied with the first two years of the covenant not to compete set forth in paragraph 12 herein. If Hook violates any aspect of the covenant not to compete, Hook will forfeit all remaining unvested restricted shares of stock. Hook hereby forfeits, waives and releases his right to the cash bonus guarantee for restricted stock as set forth in the Contract. The parties hereby acknowledge and agree that this covenant not to compete constitutes a substantial risk of forfeiture of unvested restricted stock because of, among other factors, Hook's age, 41; the availability of alternative employment opportunities for Hook; the likelihood of Hook obtaining other employment; the degree of skill possessed by Hook and Hook's health.

         7. RELEASE OF ALL CLAIMS AND POTENTIAL CLAIMS AND COVENANT NOT TO SUE. In consideration of the severance payment and all other benefits, covenants and promises contained in this Agreement, Hook, on behalf of himself and his agents, personal representatives, heirs, successors and assigns, hereby UNCONDITIONALLY RELEASES AND FOREVER DISCHARGES CTI, and its successors, subsidiaries, parent corporations, affiliates, divisions, agents, legal representatives, attorneys, employees, officers, directors, insurers, successors and assigns, individually and in their representative capacities, together with their successors and assigns (hereinafter collectively referred to as "CTI") from and against any and all claims, demands, damages, liabilities and causes of action of every kind or character, whether known or unknown, fixed or contingent, legal or equitable, that Hook may have or claim to have against CTI for any reason, including, without limitation, those past, present and future, accruing or accrued at any time prior to the date of the signing of this Agreement, and

         a. any and all claims arising from Hook's employment with, or termination of employment from, CTI;

         b. any and all claims arising under the Age Discrimination in Employment Act of 1967, 29 U.S.C. Section 621, et seq., as amended ("the ADEA");

         c. any and all claims arising under the Contract, stock option agreements, bonus plans, incentive pay plans and any other agreement entered into with CTI;

         d.     any and all claims for retaliatory or wrongful discharge;

         e. any and all claims arising under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e, et seq., as amended;

         f. any and all claims arising under the Tennessee Human Rights Act, Tenn. Code Ann. Section 4-21-101, et seq., as amended;

         g. any and all claims for malicious harassment, including any and all claims arising under Tenn. Code Ann. Section 4-21-701, et seq.;

         h. any and all claims arising from Hook's employment with CTI, based upon federal or state law;



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         i.     any and all claims for handicap or disability discrimination, including those claims under state law and the Americans with Disabilities Act, 42 U.S.C. Section 12101 et seq.;

         j. any and all claims arising pursuant to the Family and Medical Leave Act, and any equivalent state law;

         k. any and all claims for the intentional infliction of emotional distress, negligent infliction of emotional distress, invasion of privacy, outrageous conduct, libel, slander, defamation, fraud, negligent misrepresentation, assault, or tortious conduct of any kind;

         l. any and all claims for breach of duty, including, but not limited to, breach of any implied covenant of good faith and fair dealing;

         m. any and all claims for breach of contract (express or implied, in fact or in law, oral or written);

         n.     any and all claims for unemployment compensation;

         o. any and all claims for workers' compensation benefits, to the extent those claims are waivable;

         p.     any and all claims for personal injury or property damage;

         q. any and all common law, statutory law, or regulatory claims which could have been brought based upon any local, state or federal law or regulation;

         r. any and all claims which could be enforced by any local, state, or federal agency, commission, or governing body; and

         s. any and all claims which Hook ever had, or may now have, arising by reason of, or in any way connected with, any employment relationship which has existed between Hook and CTI or the termination of that relationship.

If Hook initiates, participates in or assists in any such proceeding in violation of this Agreement, in addition to any other remedies it may have, CTI may reclaim any amounts paid hereunder, and terminate any further payments or benefits provided for hereunder without waiving the benefits of the foregoing release. Additionally, Hook shall fully indemnify CTI from any and all liability, damages, expenses, attorneys' fees and costs arising from any claim, charge or complaint, regardless of any fault or claim of fault.

         8. NO OTHER CLAIMS - COVENANT NOT TO REAPPLY FOR EMPLOYMENT. Without limiting the generality of the foregoing release, Hook acknowledges and covenants that, in consideration for the foregoing being paid or provided to him by CTI, he does knowingly and voluntarily relinquish, waive and forever release any and all remedies which might otherwise be available to him including, without limitation, claims for contract or tort damages of any type, back pay, front pay, liquidated damages, emotional distress or pain and suffering damages, humiliation and embarrassment damages, punitive or exemplary damages, lost benefits of any kind, including, without limitation, life insurance, sick pay, severance pay, or medical benefits,




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recovery of attorneys' fees, costs, expenses of any kind, reinstatement to a position of employment or re-employment with CTI. Hook further covenants not sue CTI, or to voluntarily participate in any way in any suit or proceeding or to execute, seek to impose, collect, recover upon or otherwise enforce or accept any judgment, decision, award, warranty or attainment upon any claim released herein.

         9. ADVICE OF COUNSEL - WAIVER OF 21-DAY REVIEW PERIOD. Hook acknowledges that he has been advised, in writing, to consult with an attorney before signing this Agreement and, whether or not he chose to consult with an attorney, he has carefully reviewed, studied and thought over the terms of this Agreement and that all questions concerning this Agreement have been answered to his satisfaction. Hook acknowledges and agrees that he hereby waives any rights or claims arising under the Age Discrimination in Employment Act of 1967, 29 U.S.C. Section 621, et seq. as amended. Hook acknowledges and agrees that he voluntarily waives the 21-day time period within which to consider this Agreement before executing it, recognizing that during that period of time, he would have had the opportunity to consider and reflect upon the terms of this Agreement before signing or executing the Agreement. Hook acknowledges and agrees that he has been given a reasonable period of time to consider this Agreement before executing it and during that period of time, has had the opportunity to consider and reflect upon the terms of this Agreement before signing or executing it, that he knowingly and voluntarily entered into and executed this Agreement after deliberate consideration and opportunity to negotiate concerning all of its terms and provisions, that he was not coerced, pressured or forced in any way by CTI or anyone else to accept the terms of this Agreement, and that the decision to accept the terms of this Agreement was entirely his own after careful deliberation and consideration. Hook also acknowledges that no promise or inducement to enter into and execute this Agreement has been offered or made except as herein set forth.

         10. RIGHT OF REVOCATION. Hook acknowledges that he has the right to revoke this Agreement, solely as to the ADEA claims, within seven days of his execution of this Agreement. Hook acknowledges and agrees that should he choose to revoke this Agreement all obligations of CTI, including the obligation to pay the amounts set forth herein, shall be entirely null, void and of no effect. Hook understands that any revocation, to be effective, must be in writing and sent via facsimile within seven days of his execution of this Agreement and addressed to Ronald Nutt, Ph.D, President and CEO, CTI Molecular Imaging, Inc., Facsimile No. (865) 218-3002, 810 Innovation Drive, Knoxville, Tennessee 37932. No payment under this Agreement will be made until the expiration of the seven-day revocation period.

         11. CONFIDENTIAL AND PROPRIETARY INFORMATION AND COMPANY PROPERTY. Upon his resignation, Hook will return all company property, including keys, credit cards, security and access codes, to the President and CEO of CTI. Additionally, Hook will continue to comply with the CTI Guidelines for Protection of Confidential and Proprietary Information, which he signed, and will not use or disclose any CTI confidential or proprietary information. A true and correct copy of the CTI Guidelines for Protection of Confidential and Proprietary Information signed by Hook is attached hereto as Exhibit 1 and incorporated herein by reference. Tom Hook's computer shall be returned upon request by CTI.

         12. COVENANT NOT TO COMPETE. From September 1, 2004 through September 1, 2007, Hook agrees that he will not:

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         a.     Directly or indirectly engage in any Competitive Business (as hereinafter defined), whether as an officer, director, owner, investor, employee, partner, or other participant in any such business;

         b. Assist others in engaging in any such capacity in any Competitive Business;

         c. Induce employees of the Company to terminate their employment with the Company or to engage in any such capacity in any Competitive Business; or

         d. Interfere with or disrupt or attempt to interfere or disrupt any relationship of any employee of the Company with any employee, consultant, customer or supplier thereof.

As used herein, the term "Competitive Business" shall mean and include any business (whether or not for profit) which directly or indirectly competes with the business conducted by the Company or its affiliates.

         13. NON-DISPARAGEMENT. The parties mutually agree not to disparage one another. Specifically, in Hook's communications with any individual or entity, including, but not limited to, any individual or entity in the PET industry, Hook agrees not to disparage, discredit or degrade CTI, its products or services, any officer, director or manager of CTI, whether individually or in their respective positions at CTI.

         In its communications with any individual or entity, including, but not limited to, any individual or entity in the PET industry and prospective employers, CTI agrees not to disparage, discredit or degrade Hook or his performance at CTI.

         14. COOPERATION. Hook agrees that, if asked to do so, he will make himself available to, and cooperate with, CTI, its agents, attorneys or contractors in matters about which he possesses needed information or knowledge and that he will offer his best efforts on behalf of CTI in that regard. CTI will not provide any additional consideration for this assistance other than that which is set forth in this Agreement; however, CTI will reimburse reasonable and properly documented expenses that Hook may incur in providing the requested assistance.

         15. NON-WAIVER. The failure by either party to exercise any of its or his rights in the event of a breach of this Agreement by the other party shall not be construed as a waiver of such breach or any subsequent breach, or prevent either party from later enforcing strict compliance with this Agreement as to such breach or any subsequent breach.

         16. FUTURE CLAIMS. Notwithstanding any provisions of this Agreement, no term or provision of this Agreement is to be interpreted as waiving or releasing any prospective claim based upon acts, omissions or events occurring after Hook executes this Agreement.

         17. SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be void or unenforceable for any reason, such provision shall be modified or deleted in such a manner so as to make this Agreement, as modified, legal and enforceable, and the remaining provisions hereof shall continue in full force and effect.

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         18.    SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and inure to the benefit of the parties and their legal representatives, successors and assigns.

         19. GOVERNING LAW. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of Tennessee.

         20. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the parties, and supersedes all prior Agreements, whether written or oral, relating to the subject matter hereof. Any amendment or modification to this Agreement shall be in writing and shall be executed by the parties in order to be effective.

         21. DISPUTE RESOLUTION. Any disputes between the parties hereunder must be submitted to, and resolved by, binding arbitration conducted in Knoxville, Tennessee in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment may be entered on the arbitration award by any court having jurisdiction thereof, and such judgment shall be final, conclusive and binding on all parties.

         22. COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same original.

         23. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered to the party to whom it is to be given at the addresses below. Any party may change such address by written notice to the other party. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

         If to CTI:        Ronald Nutt, Ph.D., President and CEO
                           CTI Molecular Imaging, Inc.
                           810 Innovation Drive
                           Knoxville, TN  37932

         If to Hook:       Thomas J. Hook
                           9540 Lakestone Court         }  After October 7, 2004
                           Clarence, NY  14031

                           Thomas J. Hook
                           63 Shepard Ave.     }  Before October 31, 2004
                           Kenmore, NY  14217



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         THE UNDERSIGNED HAVE READ THE FOREGOING AGREEMENT, FULLY UNDERSTAND IT,
AND, HAVE VOLUNTARILY EXECUTED IT ON THE DATES SET FORTH BELOW.

CTI MOLECULAR IMAGING, INC.


By:  /s/ Ronald Nutt                                     /s/ Thomas J. Hook
     ---------------                                     -----------------------
     Ronald Nutt                                         THOMAS J. HOOK
     Date: September 3, 2004                             Date: September 1, 2004


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